EXHIBIT 99
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THE WIRELESS XCESSORIES GROUP ANNOUNCES THIRD QUARTER RESULTS REVENUE INCREASES
TO $5,670,000

HUNTINGDON VALLEY, Pa., November 13th, 2006 (PRIMEZONE) -- The Wireless Xcessories Group, Inc. (AMEX:XWG), a nationwide manufacturer and distributor of electronic and cellular accessories and creator of private labeled websites for affiliates, announced today third quarter results for the period ended September 30, 2006. The Company reported third quarter revenue of $5,670,000, an increase of 7.1% compared to $ 5,293,000 for the same period in fiscal 2005. Income before taxes for the fiscal 2006 third quarter was $100,000 versus $439,000 in the same period of 2005. The Company had 2006 third quarter net income of $125,000 or $0.03 per basic and diluted share, compared to net income of $321,000 or $0.07 per basic and diluted share in the same period for 2005.

For the nine months ended September 30, 2006, Wireless Xcessories Group had revenue of $17,012,000, an increase of 5.8% compared to revenue of $16,083,000 for the same period in 2005. The Company had income before taxes in the 2006 period of $1,027,000, a decrease of 40.4% compared to $1,723,000 for the same period in 2005. The Company had net income for the first nine months of fiscal 2006 of $978,000 or $0.22 per basic share and $.21 per diluted share, compared to net income of $1,605,000 or $0.36 per basic share and $0.35 per diluted share, for fiscal 2005.

The Company ended the third quarter of 2006 with working capital of $6.2 million, and a current ratio of 4.3 to 1.00 compared to $5.8 million and a current ratio of 6.0 to 1.00 at the end of fiscal 2005. The Company has no debt, and total equity has grown to $6,864,000 as of September 30, 2006.

Steve Rade, CEO, stated "The decrease in comparative earnings for the quarter was disappointing and directly attributable to a drop in our gross margin percentage. This was principally a result of the growth of our lower margin bluetooth line as a percentage of our sales, added freight cost to insure the timely introduction of new product and one time expenses of close to $190,000 relating to specific vendor product and bankruptcy issues".

"In reaction to the slower growth rate of cellular phones and related accessories we accelerated our efforts early in the third quarter to pursue new business by more aggressive pricing and expanding our value added services".

"As part of this plan, we've expanded our product line, and will be introducing a 100 page catalog of accessories for 2007-our largest ever."

"We expect our strategy to help us increase our rate of growth in the fourth quarter with increasing improvement in the first half of fiscal 2007 as we anticipate some of our competition will not be able to match our value

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proposition, resulting in us becoming a more dominant player within the
Industry".

The Company maintained its revenue forecast of sales growth to remain at 5% for the fiscal year ending December 31, 2006.

The Company will hold a conference call on Monday, November 13th, 2006 at 4:30 pm Eastern Time. Interested participants should call (866) 866-1333 when calling from the United States or (404) 260-1421 when calling internationally. This call will be available for review at Wireless Xcessories' web site at http://www.wirexgroup.com beginning November 17, 2006.

About Wireless Xcessories Group

Wireless Xcessories Group, Inc. designs and distributes a range of accessories for cellular phones throughout the United States and Canada. The Company offers in excess of 3,000 items that include rechargeable batteries, personal and vehicle hands free kits, portable and vehicle antennas, in-car and travel chargers, and plain and colored carrying cases. The Company sells to dealers and distributors through an in-house sales force and directly from its website, http://www.wirexgroup.com. Wireless Xcessories also creates private labeled websites, IndustrialStrengthCellular.com, for its dealers and produces two product line catalogs that are circulated nationally and internationally.

"Safe Harbor" Statement -- Under the Private Securities Litigation Reform Act of 1995, this press release may contain forward-looking statements that involve risks and uncertainties. Important factors, which could cause actual operating results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by the company. Copies of these filings may be obtained by contacting the company or the SEC.

CONTACT:
Wireless Xcessories Group
Dan Kenderdine
800-233-0013 ext. 1404